SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class A
Fiscal period ending: 10/31/96
Inception date (if less than 10 years of performance): 6/2/86

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $946     $1,051       $1,064

T   = Average Annual
      Total Return               -0.54%    5.13%        6.38%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $0.592

Expenses                         $372,469

Reimbursement                    $0

Average shares                   42,132,817

NAV                              $10.01

Sales Charge                     4.75%

POP                              $10.51

Yield at POP                     5.37%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class B
Fiscal period ending: 10/31/96
Inception date (if less than 10 years of performance): 6/6/94

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $988       n/a       $1,058


T   = Average Annual
      Total Return                -1.19%    n/a        5.86%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $0.522

Expenses                         $2,617

Reimbursement                    $0

Average shares                   174,466

NAV                              $9.98

Maximum Contingent Deferred
Sales Charge                     5.0%

Yield at NAV                     4.88%

SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class M
Fiscal period ending: 10/31/96
Inception date (if less than 10 years of performance):
4/12/95

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $1,008     n/a       $1,064

T   = Average Annual
       Total Return              0.83%      n/a       6.46%*

                   *Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $0.568

Expenses                         $192

Reimbursement                    $0

Average shares                   17,604

NAV                              $10.01

Sales Charge                     3.25%

POP                              $10.35

Yield at POP                     5.24%